UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2012

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Floor 30 Boston, MA	02110
(Address of principal executive offices)	(Zip code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                          Submission of Matters to a Vote of Security Holders.

Atlantic Power Corporation (the “Corporation”) held an annual and special meeting of its shareholders on June 22, 2012. At the annual and special meeting, the shareholders of the Corporation voted on the following matters, casting their votes as described below:

•                              To elect to the board of directors each of the nominees listed below:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Irving Gerstein	33,931,883	1,052,372	n/a	30,398,464
Kenneth Hartwick	34,048,969	935,286	n/a	30,398,464
John McNeil	34,040,620	943,634	n/a	30,398,465
R. Foster Duncan	34,079,507	904,748	n/a	30,398,464
Holli Ladhani	34,013,516	970,739	n/a	30,398,464
Barry Welch	34,273,870	710,385	n/a	30,398,464

•                              To appoint KPMG LLP as auditors of the Corporation and to authorize the board of directors to fix the auditor’s remuneration:

Votes For	Votes Against	Abstentions	Broker Non-Votes
64,142,705	0	63,671*	0

*                                         Spoiled ballots.

•                              Non-binding, advisory vote on the approval of named executive officer compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,787,122	4,194,876	n/a	30,400,721

•                              Special resolution authorizing the adoption by the Corporation of the 2012 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,161,453	3,820,543	n/a	30,400,723

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: June 25, 2012	By:	/s/ Barry E. Welch
		Name:	Barry E. Welch
		Title:	President and Chief Executive Officer